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                                                                    Exhibit 10.2
                              EMPLOYMENT AGREEMENT


         This Agreement, made and is effective as of the 16th day of August 1991 by and between Diamond Entertainment Corporation, formerly ATI Mark V Products, Inc., ("Employer"), and Jeffrey I. Schillen ("Employee").

                                     RECITAL

         WHEREAS, Employer desires to secure the services of Employee as Vice President, to make use of Employee's knowledge in the international business, business and political connection both domestic and international, and to be benefited from the potential business to be brought in by Employee;

         WHEREAS, Employee has agreed to serve as Vice President of Employer on the terms and conditions set forth herein;

         NOW THEREFORE in consideration of the mutual promises and agreements contained herein, it is agreed as follows:

         1.       Employment

                  Employer agrees to employ Employee to serve in the capacity of Vice President at the direction of the Board of Directors and the Chief Executive Officer of Employer and Employee agrees to accept such employment shall commence on August 16, 1991, and shall be valid until December 31, 2000 unless terminated in accordance with paragraph 4 herein. This agreement may be extended on yearly basis so long as such extension is agreed to in writing by both parties.

         2.       Exclusivity

                  Employee warrants that there are no agreements or arrangements, whether written or oral, in effect which would prevent Employee from rendering exclusive services to the Employer during the term of this Agreement hereof, and Employee warrants that he has not made and will not make any commitment or do any act in conflict with this Agreement.

         3.       Compensation

                  As full compensation for all services to be rendered by Employee to Employer during the first year of the term of this Agreement, Employer shall: (a) pay Employee a salary of Ninety Thousand Dollars ($90,000.00) per annum ("Salary"); (b) pay a bonus as set forth on Schedule A hereto; (c) procure term life insurance on behalf of Employee in an amount of Five Hundred Thousand Dollars ($500,000) for the duration of Employee's employment with Employer; (d) procure a term life insurance for Employee the beneficiary to be designated by the Employee; (e) provide medical insurance for Employee; (f) provide an allowance of Twelve Hundred Dollars ($1,200.00) per month for expenses associated with automobile use and maintenance; and (g) grant Employee options to purchase stock in Diamond Entertainment Corporation as set forth in the Stock Option Agreement attached hereto marked Schedule B. The Salary shall be increased every year in accordance with the increase of the Consumer Price Index for All Urban Customers (base year 1967 = 100) for Los



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Angeles-Long Beach-Anaheim, California, published by the United States
Department of Labor, Bureau of Labor Statistics.

         4.       Vacation

                  In addition to the regular employee benefit policy of Employer, Employee shall be entitled to Four (4) weeks paid vacation during each year of employment for the first Five (5) years, and Six (6) weeks each year for each year of employment after Five (5) years.

         5.       Termination

                  This Agreement shall terminate on the earlier of:

         (a) December 31st, 2000, unless renewed per the conditions of paragraph 1 hereof;

         (b)      The death or retirement of Employee;

         (c) Upon thirty (30) day written notice to Employee, if Employer shall cease conducting its business, take any action looking toward its dissolution or liquidation, or be subject of any state insolvency proceeding;

         (d) Upon thirty (30) day written notice to Employee upon the disability of Employee, whereby Employee is unable to perform his duties hereunder for a period of six consecutive weeks. Any determination of such inability to perform shall be made only by the Board of Directors of Employer with such professional advice as it may deem appropriate. Any determination of disability made by the Employer's Board of Directors shall be final and conclusive;

         (e) The discharge of Employee for good cause, upon thirty (30) day written notice to Employee by Employer, including but not limited to, chronic inattention to duties, dishonesty, the commission of a willful act or omission intended to injure the business of Employer, or other breach of this Agreement by the Employee.

         (f) Upon thirty (30) day written notice from Employee to Employer for any reason.

         6.        Assignment

                  This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

         7.       Confidentiality

                  Any information acquired by Employee during his performance of this Agreement shall be regarded as confidential and solely for the benefit of Employer. Employee shall not use or disclose such information either directly or indirectly during the term of the Agreement or at any time thereafter. All documents prepared by Employee and confidential information given to Employee in the course of his Employment hereunder shall be the exclusive property of Employer.

         8.       Non-Competition

                  Employee agrees that for a period of three years after termination of employment hereunder, Employee will not, on behalf of himself or on behalf of any other person, firm or corporation, solicit or divert customers of Employer. However, this section shall not apply to the


                                       2

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situation where a customer comes to Employee by his or her own will and without
Employee's direct or indirect solicitation or encouragement.

         9.       Entire Agreement

                  This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof and this Agreement constitutes the entire agreement between the parties. This Agreement may be amended only with a written instrument duly executed by each party. No waiver by any party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach.

         10.      Notices

                  Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to Employer or Employee or when delivered by first class postage prepaid mail to the home address of Employee and Chairman of the Board of Directors of Employer.

         11.      Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         12.      Arbitration

                  In the event that a dispute arises concerning any term or condition of this Agreement, the matter shall be resolved by arbitration and such arbitration shall be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the Code of Civil Procedure. If a dispute should arise under this Agreement, either party may within ten (10) days make a demand for arbitration by filing a demand in writing with the other. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within ten (10) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte. Arbitration shall take place in the City of Los Angeles, County of Los Angeles, State of California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or her) appointment and shall give written notice thereof to each party at least twenty (20) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties. If there is only one arbitrator, his decision shall be final, binding and conclusive upon all the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) may be rendered by any Superior Court having jurisdiction; or such Court may vacate, modify, or correct the ward in accordance with the prevailing sections of the California Arbitration Act. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall

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be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected. The costs of such arbitration shall be borne equally by the parties or in such proportions as the arbitrator(s) shall determine.

         13.      Severability

                  If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

         14.      Attorney's Fees

                  Should action be filed to enforce any or all of the terms of this Agreement, or to declare any rights, duties and obligations hereunder, the prevailing party shall be awarded his costs of suit including reasonable attorney's fees to be fixed by the Court.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on August 16, 1991.


EMPLOYER:                             EMPLOYEE:


By:        /s James K.T. Lu             By:      /s Jeffrey I. Schillen
      ----------------------------            ----------------------------
Title:     CEO                                      Jeffrey I. Schillen
      ----------------------------

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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         This Amendment No. 1 dated as of September 1, 1997 to that certain Employment Agreement (this "Agreement"), dated as of August 16, 1991, by and between DIAMOND ENTERTAINMENT CORPORATION (f/k/a ATI MARK V PRODUCTS, INC.) a California corporation (the "Corporation"), and JEFFREY I. SCHILLEN (the "Employee").

                                   WITNESSETH

         WHEREAS, the Corporation and the Employee entered into that certain Employment Agreement dated as of August 16, 1991 (the "Agreement"); and

         WHEREAS, the Corporation and the Employee desire to amend the Agreement to effect the changes provided for herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Agreement is hereby amended for the year 1997 only by deleting the portion (a) of
                  Section 3 and replacing it with the following:

                  (a) as consideration for Employee's agreement to defer 90% of his 1997 salary, until further notice, the latest being March 31, 1998, the Company hereby agrees to grant to the Employee (i) 750,000 shares of Company common stock, which shall vest in equally on a quarterly basis during the fiscal year 1997; and
                           (ii) 750,000 warrants to purchase 750,000 shares of Company common stock at a purchase price of $.10 per share, exercisable over a two year period beginning on the vesting date, which shall be the last day of fiscal year 1997;

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to principals of conflicts of law.

         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
                                               DIAMOND ENTERTAINMENT CORPORATION


                                               By:     /s James K.T. Lu
                                                   -----------------------------
                                                    Name:    James Lu
                                                    Title:   President

                                                       /s Jeffrey I. Schillen
                                                   -----------------------------
                                                    Jeffrey I. Schillen